For Immediate Release
April 19, 2004

For additional information contact:
Pressley Ridgill, Executive Vice President
Phone:   336-342-3346

                   FNB Financial Services Corporation Reports
                        8% Increase in Quarterly Earnings


Reidsville, N.C. - FNB Financial Services Corporation (NASDAQ/NMS: FNBF), parent of FNB Southeast, reported net income of $1.90 million, or $0.33 per diluted share, for the quarter ended March 31, 2004, compared to $1.75 million, or $0.30 per diluted share, for the same period a year ago. These results represent an 8.3% increase in net income for the current quarter over the prior year and a 10.0% increase in earnings per diluted share. Excluding all gains from both periods, adjusted for income taxes, net income increased 12.8%, from $1.54 in 2003 to $1.74 in 2004.

"The strong performance during the first quarter reflects the continued growth and success our organization is experiencing in spite of the challenges presented by the economy and the historically low interest rate environment," said Ernest J. Sewell, President and Chief Executive Officer. "We have revamped our portfolio of checking services and banking packages, our accounts more attractive to existing and prospective customers. In addition, we are moving forward with actions to relocate our corporate headquarters to Greensboro, N.C. in April, a move that will give us greater access to new banking, mortgage investment and financial markets."

Interest income was $10.44 million in the first quarter of 2004, compared to $10.55 million in 2003. Noninterest income rose to $1.84 million in the first quarter of 2004, a 2.6% increase from the prior year. A $252,000 increase in service charge income plus a $122,000 gain on sale of loans, partially offset by a $210,000 decline in gains on the sale of investments, contributed to the change in noninterest income.

Interest expense decreased 20.8% for the 2004 quarter to $3.59 million, from one year earlier. Lower rates on deposits reduced interest expense for the period by $943,000. First quarter 2004 noninterest expense totaled $5.45 million, an 18.1% increase from the first quarter of 2003.

Total assets at March 31, 2004 increased 6.7% to $794.6 million, compared to $744.9 million a year ago. Outstanding loans grew $22.0 million during the past four quarters, from $575.2 million at March 31, 2003 to $597.2 million at the end of the first quarter 2004. Net credit losses for the first quarter of 2004 amounted to $309,000, or 0.21% of average outstanding loans for the quarter on an annualized basis, compared to 0.27% recorded in the 2003 first quarter. The allowance for credit losses to outstanding loans was 1.21% at the end of the first quarter of 2004 compared to 1.25% one year earlier.

Deposits at March 31, 2004 totaled $640.0 million, an increase of $33.1 million from March 31, 2003. During the past year, savings, NOW, and money market account deposits increased 12.3%, or $13.0 million, while demand deposits increased 11.9% to $73.8 million.

Shareholders' equity totaled $68.4 million at March 31, 2004, a 6.4% increase.

Effective April 16, 2004, FNB Southeast completed the sell of loans and transfer of deposits from its Richlands, Va. branch to Bank of Tazewell County. This transaction will allow FNB to focus on increasing market share in faster growing markets.

FNB Financial Services Corporation is a financial holding company with one subsidiary, FNB Southeast, a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices in North Carolina and Virginia, along with additional mortgage origination offices through its mortgage subsidiary, FNB Southeast Mortgage Corporation. A separate investment subsidiary of the bank operates as FNB Southeast Investment Services, Inc.

 Information in this press release may contain "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in the Company's recent filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and its other periodic reports.

FINANCIAL SUMMARY
-----------------

                                                                                                        First
                                                                                                       Quarter
                                     2004                             2003                            2004-2003
                                  ------------ ---------------------------------------------------
                                       First       Fourth        Third        Second       First         Percent
                                      Quarter      Quarter      Quarter      Quarter      Quarter       Variance
                                      -------      -------      -------      -------      -------       --------
Average Balances

(Dollars in thousands)

Assets                               $788,268     $768,931     $768,456     $753,051     $741,359             6.3%

Loans                                 590,083      574,256      571,790      573,450      570,354             3.5

Investment securities                 145,031      145,386      144,592      133,999      131,811            10.0

Earning assets                        742,184      725,198      724,237      717,527      708,584             4.7

Noninterest-bearing deposits           69,794       69,333       68,342       64,049       60,438            15.5

Interest-bearing deposits             566,811      557,555      578,218      555,128      543,666             4.3

Interest-bearing liabilities          643,190      628,595      628,524      617,281      609,048             5.6

Shareholders' equity                   66,768       64,836       64,171       64,874       64,473             3.6

Period-End Balances

(Dollars in thousands)

Assets                               $794,562     $780,926     $761,927     $775,663     $744,864             6.7%

Loans                                 597,245      581,384      562,742      569,380      575,174             3.8

Investment securities                 137,927      143,682      150,441      145,300      133,638             3.2

Earning assets                        737,207      727,502      715,715      731,756      710,974             3.7

Noninterest-bearing deposits           73,778       69,982       66,958       72,418       65,959            11.9

Interest-bearing deposits             566,270      571,925      566,594      588,989      540,961             4.7

Interest-bearing liabilities          647,087      642,788      626,934      628,204      602,504             7.4



Shareholders' equity                   68,430       65,750       64,400       65,491       64,287             6.4

Asset Quality Data

(Dollars in thousands)

Nonperforming loans                  $  3,555     $  5,227     $  7,499       $8,967       $6,774

Other nonperforming assets              5,019        5,191        2,574        1,847        1,641

Net credit losses                         309          298          324          366          378

Allowance for credit losses             7,203        7,124        7,071        7,092        7,176

Nonperforming loans

   to outstanding loans                  0.60%        0.90%        1.33%        1.57%        1.18%

Annualized net credit losses

   to average loans                      0.21         0.21         0.23         0.26         0.27

Allowance for credit losses

   to outstanding loans                  1.21         1.23         1.26         1.25         1.25

Allowance for credit losses

   to nonperforming loans                2.03X        1.36X        0.94X        0.79X        1.06X

FINANCIAL SUMMARY
-----------------


                                                                                                       First
                                                                                                      Quarter
                                     2004                             2003                            2004-2003
                                  ------------ ---------------------------------------------------
                                         First       Fourth        Third        Second       First         Percent
                                       Quarter      Quarter       Quarter       Quarter      Quarter       Variance
                                       -------      -------       -------       -------      -------       --------
Income Statement Data

(Dollars in thousands, except share data)

Interest income:
   Loans                              $  9,187      $  9,043      $  9,054      $  9,020      $  9,079          1.2%
   Other                                 1,251         1,287         1,269         1,362         1,473        (15.1)
                                      --------      --------      --------      --------      --------       ------


      Total interest income
                                        10,438        10,330        10,323        10,382        10,552         (1.1)
Interest expense                         3,589         3,733         4,118         4,382         4,532        (20.8)
                                      --------      --------      --------      --------      --------       ------
Net interest income
                                         6,849         6,597         6,205         6,000         6,020         13.8
Provision for credit losses                388           351           303           282           495        (21.6)
                                      --------      --------      --------      --------      --------       ------
Net interest income after
   provision for credit losses
                                         6,461         6,246         5,902         5,718         5,525         16.9
Noninterest income
                                         1,841         1,853         2,011         1,767         1,794          2.6
Noninterest expense                      5,446         5,185         5,012         4,758         4,612         18.1
                                      --------      --------      --------      --------      --------       ------
Income before income tax expense
                                         2,856         2,914         2,901         2,727         2,707          5.5
Income tax expense                         961           914           965           953           957          0.4
                                      --------      --------      --------      --------      --------       ------
Net income                            $  1,895      $  2,000      $  1,936      $  1,774      $  1,750          8.3
                                      ========      ========      ========      ========      ========       ======
Net income per share:

   Basic                              $  0.35       $   0.37      $  0.35       $   0.32        $0.31          12.9%

   Diluted                            $  0.33       $   0.35      $  0.34       $   0.31        $0.30          10.0%

Cash dividends per share              $  0.12       $   0.12      $  0.11       $   0.11        $0.11           9.1%

Other Data

Return on average assets                 0.96%          1.04%        1.01%          0.94%        0.94%

Return on average equity                11.35          12.34        12.07          10.94        10.86

Net yield on earning assets              3.78           3.73         3.52           3.42         3.44

Efficiency                              61.47          60.15        59.77          60.17        58.45

Net interest position

   to total assets*                     12.56          12.56        12.46          13.31        13.43

Equity to assets                         8.47           8.43         8.35           8.61         8.70

Loans to assets                         74.86          74.68        74.41          76.15        76.93

Loans to deposits                       92.69          91.60        88.44          92.61        94.41

Noninterest - bearing deposits

   to total deposits                    10.96          11.06        10.57          10.34        10.00

*Net interest position is average earning assets less average interest-bearing liabilities.


COMMON STOCK - PER SHARE
------------------------

                          2004                             2003
                         ------------ ---------------------------------------------------

                            First       Fourth        Third        Second       First

                           Quarter      Quarter      Quarter      Quarter      Quarter
                           -------      -------      -------      -------      -------
Market value:
   End of period          $  20.40     $  20.05     $  17.53     $  15.94     $  14.18
   High                      20.75        20.90        17.78        16.32        14.88
   Low                       19.53        17.01        14.57        14.10        13.24
Book value                   12.45        12.00        11.73        11.90        11.62
Dividend                      0.12         0.12         0.11         0.11         0.11
Shares traded              312,519      330,434      326,949      482,199      564,029

--------------------------------------------------------------------------------

                                S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              FNB FINANCIAL SERVICES CORPORATION
                                                        (Registrant)
                                                   By: /s/ MICHAEL W. SHELTON
                                                       ----------------------
                                                           Michael W. Shelton
                                                     Senior Vice President and
                                                      Chief Financial Officer
Date:      April 22, 2004